EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-29659 of Pan Am Corporation on Form S-3 of our reports dated March 31, 1997 and April 24, 1996, appearing in the Annual Report on Form 10-K of Pan Am Corporation for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Miami, Florida
September 10, 1997